Exhibit 99.5

As Approved by the Board of Directors

of Fifth Third Bancorp on March 14, 2016

CHARTER OF THE

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

OF THE BOARD OF DIRECTORS

OF FIFTH THIRD BANCORP

I. AUTHORITY AND MEMBERSHIP

A.	Appointment and Removal

The members of the Nominating and Corporate Governance Committee (the “Committee”) are appointed annually by the Board of Directors of Fifth Third Bancorp (the “Corporation”) on the recommendation of the Committee.

The members of the Committee shall serve until their successors are duly elected by the Board of Directors.

B.	Constitution of the Committee

The Committee shall be comprised of three or more directors of the Corporation.

C.	Qualifications of Committee Members

Committee members must fully satisfy the independence and qualification requirements applicable to Nasdaq Global Select Market issuers or such other exchange or system upon which the Corporation’s securities are listed, quoted, and/or traded as well as any standards of independence or qualifications applicable to the Corporation as prescribed by federal or state banking, securities, corporate, tax or other laws, rules, or regulations.

Director’s fees are the only compensation that a Committee member may receive directly or indirectly from or on behalf of the Corporation.

D.	Committee Leadership

The Chair of the Committee shall be appointed by the Board of Directors and shall preside at all meetings of the Committee at which he/she is present. In the absence of the Chair of the Committee, the Chair of the Committee may appoint one of the members of the Committee to preside at the meeting or one of the members present shall be chosen by the members of the Committee present to preside at the meeting.

E.	Quorum

A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of the Committee. In the absence of a quorum, a majority of the members of the Committee present may adjourn any meeting, from time to time, until a quorum is present. No notice of any adjourned meeting need be given other than by announcement at the meeting that it is being adjourned.

F.	Authority Vested in the Committee

The Committee has the authority, to the extent it deems necessary or appropriate in its sole discretion, to retain independent legal, accounting or other advisors and/or executive or other search firms. The Committee shall also have the authority, to the extent it deems necessary or appropriate, to ask the Corporation to provide the Committee with the support of one or more Corporation employees to assist it in carrying out its duties. The Corporation shall provide for appropriate funding, as determined solely by the Committee, for payment of compensation to any advisors or search firms employed by the Committee. The Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel or other advisors to attend a meeting of the Committee or to meet with any members of, or consultant to, the Committee.

II. PURPOSE OF THE COMMITTEE

The Committee’s primary purposes are to:

•	Develop and recommend to the Board of Directors corporate governance policies and guidelines for the Corporation and for identifying and nominating director and committee member candidates; and

•	Nominate directors for election to the Board of Directors and appointment to committee membership.

III. RESPONSIBILITIES OF THE COMMITTEE

A.	Charter Review

•	Review and reassess the adequacy of this Charter annually and recommend to the Board of Directors of the Corporation any proposed changes to this Charter.

•	Publicly disclose the Charter and any such amendments at the times and in the manner required by the SEC and/or any other regulatory body or stock exchange having authority over the Corporation, and in all events post such Charter and amendments to the Corporation’s website.

B.	Corporate Governance Policies

•	Recommend to the Board of Directors policies to enhance the effectiveness of the Board of Directors, including the size and composition of the Board of Directors, the frequency and structure of meetings of the Board of Directors, the frequency, structure and guidelines for calling executive sessions of independent directors, procedures for meetings of the Board of Directors, including distribution of meeting materials, and the formation of new committees of the Board of Directors.

•

Create and review at least annually, the corporate governance policies of the Corporation, including Corporate Governance Guidelines and Code of Business Conduct and Ethics, to ensure that they are appropriate for the Corporation and comply with applicable laws, regulations and listing standards, and to recommend any desirable changes to the Board of Directors.

•	Establish an enforcement mechanism for the Corporation’s Code of Business Conduct and Ethics.

•	Consider any other corporate governance issues that arise from time to time, including requests for waivers from the Corporation’s Code of Business Conduct and Ethics or Corporate Governance Guidelines, and develop appropriate recommendations for the Board.

•	Review and advise the Board of Directors from time to time with respect to the governance structure of the Corporation.

C.	Board Membership

•	Investigate and assess the backgrounds and skills required of members of the Board of Directors and those of potential candidates for membership on the Board of Directors.

•	Nominate candidates to be presented to the shareholders for election or to the Board of Directors for appointment to fill vacancies accordingly, considering the independence and other qualifications of each candidate and seeking an appropriately diversified Board of Directors.

•	Establish training and orientation programs for all new members of the Board of Directors.

•	Recommend to the Board of Directors standards for determining director independence and other qualifications consistent with the requirements applicable to Nasdaq and other legal or regulatory requirements.

D.	Committee Memberships

•	Make membership recommendations to the Board of Directors and on the various committees of the Board of Directors (considering the qualifications for membership on each committee).

•	Recommend to the Board of Directors such changes to the committee structure and committee functions as it deems advisable.

•	Recommend committee members for chairs of such committees of the Board of Directors.

E.	Evaluation of the Board of Directors and Committees

•	Review on at least an annual basis the Board of Director’s performance as a whole and each committee’s performance as a whole.

F.	General

•	Meet as often as the Committee or the Committee Chair determines, but not less than three times per year.

•	As appropriate, meet separately without management or with particular members of management only in executive session.

•	Form and delegate authority to subcommittees when appropriate.

•	Report to the Board of Directors of the Corporation on the Committee’s activities at each meeting of the Board of Directors of the Corporation.

•	Maintain minutes or other records of the Committee’s meetings and activities.

•	Annually review the performance of the Committee.

In performing their responsibilities, Committee members are entitled to rely in good faith on information, opinions, reports or statements prepared or presented by:

•	One or more officers or employees of the Corporation whom the Committee member reasonably believes to be reliable and competent in the matters presented;

•	Counsel, independent auditors, or other persons as to matters which the Committee member reasonably believes to be within the professional or expert competence of such person; or

•	Another committee of the Board of Directors as to matters within its designated authority which committee the Committee member reasonably believes to merit confidence.

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